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                                                                     Exhibit 1e


                             JOHN HANCOCK WORLD FUND
                         JOHN HANCOCK GLOBAL RETAIL FUND

                       Written Consent of Sole Shareholder


         The undersigned, being the sole shareholder of John Hancock World Fund
         - John Hancock Global Retail Fund (the "Fund"), a series portfolio of John Hancock World Fund, a Massachusetts business trust, pursuant to
         Section 5.13 of the Trust's Amended and Restated Declaration of Trust, dated February 8, 1994.

1. Acknowledges that the Trustees of the Trust have deemed the adoption of an Investment Management Contract, dated September 28, 1994, between the Trust, on behalf of the Fund, and John Hancock Advisers, Inc. to be in the best interests of the Fund and its shareholders and hereby approves and consents to the adoption of such Investment Management Contract;

2. Acknowledges that the Trustees of the Trust have deemed the adoption of a Distribution Agreement, dated as of August 1, 1991 between the Trust, on behalf of the Fund, and John Hancock Broker Distribution Services, Inc. to be in the best interests of the Fund and its shareholders and hereby approves and consents to the adoption of such Distribution Agreement;

3. Acknowledges that the Trustees of the Trust have deemed the adoption of a Class A Distribution Plan, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, for the Fund to be in the best interests of the Fund and its Class A shareholders and hereby approves and consents to the adoption of such Distribution Plans;

4. Acknowledges that the Trustees of the Trust have selected Price Waterhouse to serve as the independent auditor for the Trust and hereby ratifies the selection of Price Waterhouse;

5. Acknowledges that Edward J. Boudreau, Jr., Dennis S. Aronowitz. Richard P. Chapman, Jr., William J. Cosgrove, Gail D. Fosler, Bayard Henry, Edward J. Spellman, Francis C. Cleary, Jr. and Richard S. Scipione have been appointed as Trustees of the Trust, and hereby consents to the appointment of such Trustees.

WITNESS the signature of the undersigned as of the 28th day of September, 1994.

                                JOHN HANCOCK BROKER DISTRIBUTION SERVICES, INC.

                                By: /s/ C. Troy Shaver, Jr.
                                    -----------------------


                                ATTEST: /s/Susan S. Newton
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                                           Susan S. Newton
                                           Vice President